Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of Nuance Communications, Inc. (formerly ScanSoft, Inc.) of our report dated March 15, 2005 relating to the consolidated financial statements and the financial statement schedule as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, of Former Nuance Communications, Inc.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
May 30, 2007